Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FIRST QUARTER 2015 FINANCIAL RESULTS

•	Non-GAAP total revenue of $133.1 million increases 35% year-over-year
•	Cloud Services revenue of $71.3 million increases 63% year-over-year
•	Activation Services revenue of $61.8 million increases 12% year-over-year
•	Non-GAAP EPS of $0.49 increases 26% year-over-year

BRIDGEWATER, NJ – April 29, 2015 –  Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation leader that provides cloud solutions and software-based activation for mobile carriers, retailers and OEMs around the world, today announced financial results for the first quarter 2015.

“Synchronoss delivered a strong start to 2015, highlighted by first quarter results that were at or above the high end of expectations,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss. “During the quarter, both sides of our business contributed to the strong performance, particularly our Cloud Services, which grew by 63% year-over-year. Mobile Operators around the world are capitalizing on the success of how personal cloud can drive important benefits to their valuable subscribers. We are pleased with our successful formula for helping our customers gain adoption and success with our personal cloud platform.”

On a GAAP basis, Synchronoss reported net revenues of $132.9 million, representing an increase of 35% compared to the first quarter of 2014.  Gross profit was $79.3 million and income from operations was $18.3 million in the first quarter of 2015.  Net income was $10.6 million, leading to diluted earnings per share of $0.23, compared to $0.19 for the first quarter of 2014.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $133.1 million, an increase of 35% compared to the first quarter of 2014.  Gross profit for the first quarter of 2015 was $80.9 million, representing a gross margin of 61%.  Income from operations was $34.9 million in the first quarter of 2015, representing a year-over-year increase of 44% and an operating margin of 26%.  Net income was $22.3 million in the first quarter of 2015, up from $15.9 million in the year ago period.  Diluted earnings per share were $0.49 for the first quarter of 2015, compared to $0.39 for the first quarter of 2014.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

“We are pleased with our first quarter results from both a financial and operational perspective,” said Karen L. Rosenberger, Chief Financial Officer and Treasurer.  “We continue to see positive trends across both our cloud and activation business offerings, which gives us confidence in our ability to drive growth, improve profitability and generate significant shareholder value over the long term.”

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, April 29, 2015, at 8:30 a.m. (ET) to discuss the company's financial results.  To access this call, dial 877-930-7767 (domestic) or 253-336-7416 (international). The pass code for the call is 27443823. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 855-859-2056 (domestic) or 404-537-3406 (international).  The replay pass code is 27443823.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs which includes integration costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc. (NASDAQ:SNCR), is the mobile innovation leader that provides cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at: www.synchronoss.com.

Forward-looking Statements

This document may include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2014 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss and Synchronoss Integrated Life are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Seth Potter, +1 646-277-1230

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-674-0758

stacie.hiras@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$152,487	$235,967
Marketable securities	54,955	51,097
Accounts receivable, net of allowance for doubtful accounts of $220 and $88 at March 31, 2015 and December 31, 2014, respectively	138,011	118,371
Prepaid expenses and other assets	30,775	35,023
Deferred tax assets	3,123	1,475
Total current assets	379,351	441,933
Marketable securities	2,321	3,313
Property and equipment, net	160,252	151,171
Goodwill	173,367	147,135
Intangible assets, net	109,766	99,489
Deferred tax assets	2,903	1,232
Other assets	18,532	18,549
Total assets	$846,492	$862,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,999	$25,059
Accrued expenses	33,606	42,679
Deferred revenues	11,957	11,897
Contingent consideration obligation	—	8,000
Total current liabilities	58,562	87,635
Lease financing obligation - long term	14,055	9,204
Convertible debt	230,000	230,000
Deferred tax liability	5,955	3,698
Other liabilities	2,781	3,178
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 46,940 and 46,444 shares issued; 43,236 and 42,711 outstanding at March 31, 2015 and December 31, 2014, respectively	4	4
Treasury stock, at cost (3,704 and 3,733 shares at March 31, 2015 and December 31, 2014, respectively)	(65,969)	(66,336)
Additional paid-in capital	469,312	454,740
Accumulated other comprehensive loss	(39,482)	(20,014)
Retained earnings	171,274	160,713
Total stockholders’ equity	535,139	529,107
Total liabilities and stockholders’ equity	$846,492	$862,822

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net revenues	$132,926	$98,477
Costs and expenses:
Cost of services (1)(2)(3)*	53,655	39,979
Research and development (1)(2)(3)	22,024	15,541
Selling, general and administrative (1)(2)(3)	20,883	17,125
Net change in contingent consideration obligation	—	1,211
Restructuring charges	3,240	—
Depreciation and amortization	14,835	12,266
Total costs and expenses	114,637	86,122
Income from operations	18,289	12,355
Interest income	466	49
Interest expense	(1,342)	(420)
Other income	14	796
Income before income tax expense	17,427	12,780
Income tax expense	(6,866)	(5,196)
Net income	$10,561	$7,584

Net income attributable to Synchronoss	10,561	7,584
Add: After-tax interest on convertible debt	475	—
Net income for diluted EPS calculation	$11,036	$7,584

Net income per common share:
Basic	$0.25	$0.19
Diluted	$0.23	$0.19

Weighted-average common shares outstanding:
Basic	41,626	39,769
Diluted	47,080	40,655

* Cost of services excludes depreciation and amortization which is shown separately.
* Includes an add back for the convertible debt interest

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,482	$1,258
Research and development	1,482	1,270
Selling, general and administrative	3,665	3,314
Total fair value stock-based compensation expense	$6,629	$5,842

(2) Amounts include acquisition costs as follows:
Cost of services	$—	$31
Research and development	1,135	48
Selling, general and administrative	244	139
Total acquisition costs	$1,379	$218

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$—
Research and development	—	—
Selling, general and administrative	—	424
Total fair value earn-out cash and stock compensation expense	$—	$424

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$132,926	$98,477
Add: Deferred revenue write-down	179	224
Non-GAAP Revenue	$133,105	$98,701

GAAP Revenue	$132,926	$98,477
Less: Cost of services	53,655	39,979
GAAP Gross Margin	79,271	58,498
Add: Deferred revenue write-down	179	224
Add: Fair value stock-based compensation	1,482	1,258
Add: Acquisition and restructuring costs	—	31
Non-GAAP Gross Margin	$80,932	$60,011
Non-GAAP Gross Margin %	61%	61%

GAAP income from operations	$18,289	$12,355
Add: Deferred revenue write-down	179	224
Add: Fair value stock-based compensation	6,629	5,842
Add: Acquisition and restructuring costs	4,619	218
Add: Net change in contingent consideration obligation	—	1,211
Add: Deferred compensation expense - earn-out	—	424
Add: Amortization expense	5,175	3,914
Non-GAAP income from operations	$34,891	$24,188

GAAP net income attributable to common stockholders	$10,561	$7,584
Add: Deferred revenue write-down, net of tax	127	149
Add: Fair value stock-based compensation, net of tax	4,697	3,894
Add: Acquisition and restructuring costs, net of taxes	3,273	145
Add: Net change in contingent consideration obligation, net of Fx change	—	1,211
Add: Deferred compensation expense - earn-out, net of tax	—	283
Add: Amortization expense, net of tax	3,666	2,609
Non-GAAP net income	$22,324	$15,875

Net income attributable to Synchronoss	22,324	15,875
Add: After-tax interest on convertible debt	514	—
Net income for diluted EPS calculation	$22,838	$15,875

Diluted non-GAAP net income per share	$0.49	$0.39
Weighted shares outstanding - Diluted	47,080	40,655

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$10,561	$7,584
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	14,835	12,266
Amortization of debt issuance costs	375
Amortization of bond premium	474	74
Deferred income taxes	(733)	3,112
Non-cash interest on leased facility	233	230
Stock-based compensation	6,585	5,842
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(22,145)	(28,935)
Prepaid expenses and other current assets	5,623	816
Other assets	(443)	465
Accounts payable	106	(3,388)
Accrued expenses	(12,301)	(8,743)
Contingent consideration obligation	(1,532)	1,611
Excess tax benefit from the exercise of stock options	(1,981)	(385)
Other liabilities	(243)	1,249
Deferred revenues	451	(3,204)
Net cash used in operating activities	(135)	(11,406)

Investing activities:
Purchases of fixed assets	(24,217)	(8,044)
Purchases of marketable securities available-for-sale	(43,548)	(1,244)
Maturities of marketable securities available-for-sale	40,285	315
Business acquired, net of cash	(59,481)	—
Net cash used in investing activities	(86,961)	(8,973)

Financing activities:
Proceeds from the exercise of stock options	5,398	3,273
Payments on contingent consideration obligation	(4,468)	—
Excess tax benefit from the exercise of stock options	1,981	385
Proceeds from the sale of treasury stock in connection with an employee stock purchase plan	975	740
Repayments of capital obligations	(291)	(324)
Net cash provided by financing activities	3,595	4,074
Effect of exchange rate changes on cash	21	64
Net decrease in cash and cash equivalents	(83,480)	(16,241)
Cash and cash equivalents at beginning of period	235,967	63,512
Cash and cash equivalents at end of period	$152,487	$47,271

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Non-GAAP cash used in operating activities and reconciliation:

Net cash used in operating activities (GAAP)	$(135)	$(11,406)
Add: Tax benefits from stock options exercised	1,981	385
Add: Cash payments on settlement of earn-out	3,532	—
Adjusted cash flow provided by (used in) operating activities (Non-GAAP)	$5,378	$(11,021)